UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2013

Net Element International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34887	98-0668024
(State or other jurisdiction of incorporation)	(Commission (File Number)	(I.R.S. Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 507-8808

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2013, the Board of Directors of Net Element International, Inc. (the "Company") approved the compensation of Oleg Firer, the Company's Chief Executive Officer (since April 16, 2013). Mr. Firer's base salary is $300,000 per annum payable in equal installments in accordance with the Company's regular payroll cycle. Mr. Firer is paid an additional $300,000 per annum payable quarterly. The Company also reimburses Mr. Firer for motor vehicle and other expenses in the sum of $26,000 per annum, payable in equal monthly installments. In addition, Mr. Firer is eligible to earn an annual bonus of up to $300,000 subject to achieving performance or other benchmarks approved by the compensation committee, and additional discretionary bonus in amounts determined from time to time by the compensation committee. As of the date of this Form 8-K, the compensation committee has not yet approved the performance criteria or other benchmarks for purposes of determining the annual bonus.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET ELEMENT INTERNATIONAL, INC

Date: September 16, 2013	By: /s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer

3